SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                              (Amendment No.     )

        Filed by the Registrant    [X]
        Filed by a Party other than the Registrant    [ ]

        Check  the  appropriate  box:
        [ ]    Preliminary  Proxy  Statement
        [ ]    Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))
        [X]    Definitive  Proxy  Statement
        [ ]    Definitive  Additional  Materials
        [ ]    Soliciting  Material  Pursuant  to sec 240.14a-11(c)  or sec
               240.14a-12

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]  No  fee  required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title  of  each  class  of  securities  to  which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate  number  of  securities  to  which  transaction  applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4)   Proposed  maximum  aggregate  value  of  transaction:

          ----------------------------------------------------------------------
     5)   Total  fee  paid:

          ----------------------------------------------------------------------

[ ]  Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)   Amount Previously paid:

          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     3)   Filing Party:

          ----------------------------------------------------------------------
     4)   Date Filed:

          ----------------------------------------------------------------------

                  BOOT & COOTS INTERNATIONAL WELL CONTROL, INC.

                                                                October 19, 2001

Dear  Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Boots & Coots International Well Control, Inc. (the "Company") to be held at 3:00 p.m., on Thursday, November 29, 2001, at the Doubletree Guest Suites, 5353 Westheimer Road, Houston, Texas 77056.

     At this Annual Meeting, you will be asked to elect three Class I directors to serve for a term of three years. The board of directors recommends that you vote FOR this proposal.

     Details regarding the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

     If you are a stockholder of record, please vote by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.



                                   Very  truly  yours,



                                   Larry  H.  Ramming
                                   Chairman  of  the  Board
                                   and  Chief  Executive  Officer

                  BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                        777 POST OAK BOULEVARD, SUITE 800
                              HOUSTON, TEXAS 77056
                       __________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 29, 2001

To the Stockholders of Boots & Coots International Well Control, Inc.:

     The Annual Meeting of Stockholders of Boots & Coots International Well Control, Inc., a Delaware corporation, will be held on Thursday, November 29, 2001, at 3:00 p.m., local time, at the Doubletree Guest Suites, 5353 Westheimer Road, Houston, Texas 77056, for the following purposes:

     1. To elect three Class I directors to serve for a term of three years or until their successors are elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on October 1, 2001, are entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,



                                          DEWITT  H.  EDWARDS
                                          Corporate  Secretary
                                          and  Executive  Vice  President

October 19, 2001


--------------------------------------------------------------------------------
     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.
--------------------------------------------------------------------------------

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                        777 POST OAK BOULEVARD, SUITE 800
                              HOUSTON, TEXAS 77056

                                PROXY STATEMENT

                       For Annual Meeting of Stockholders
                        To be Held on November 29, 2001

                                    GENERAL

     The accompanying proxy is solicited by the board of directors of Boots & Coots International Well Control, Inc. (the "Company") for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. This proxy statement and the accompanying proxy are being mailed to stockholders on or about October 19, 2001.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by the officers, directors and employees of the Company, who will receive no special compensation for these activities. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their expenses.

PROXIES

     Shares represented by a proxy in the accompanying form, duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is given, the shares will be voted FOR the election of the nominees for directors named in the accompanying form of proxy and will be voted on any other proposals that may come before the meeting in accordance with the judgment of the persons named in the proxy. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Secretary of the Company, by filing with the Company a proxy bearing a subsequent date or by voting in person at the meeting.

VOTING  PROCEDURES  AND  TABULATION

     The Company will appoint one or more inspectors of election to act at the meeting and to make a written report of the meeting. Prior to or during the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of the shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

     The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director. Under Delaware law and the Company's Amended and Restated Certificate of Incorporation and Bylaws, abstentions and broker non-votes will have no effect on the voting on the election of directors, provided a quorum is present, because directors are elected by a plurality of the shares of stock present in person or by proxy at the meeting and entitled to vote. A broker non-vote or other limited proxy as to the proposal voted on at the meeting will be counted towards a meeting quorum, but cannot be voted on the proposal and therefore will not be considered a part of the voting power with respect to the proposal.

                                VOTING SECURITIES

     Only the holders of record of common stock, par value $.00001 per share ("Common Stock") and 10% Junior Redeemable Convertible Preferred Stock, par value $.00001 per share ("Redeemable Preferred Stock"), at the close of business on October 1, 2001, the record date for the meeting, are entitled to vote on the election of directors at the meeting. On the record date, there were:
40,931,323 shares of Common Stock outstanding and entitled to be voted at the meeting and 21,600 shares of Redeemable Preferred Stock outstanding and entitled to vote at the meeting. A majority of such shares, present in person or by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote. Each share of Redeemable Preferred Stock is entitled to one vote for each share of Common Stock into which it is convertible as of the Record Date.

CHANGE  OF  CONTROL  TRANSACTIONS

Specialty  Finance  Fund  I,  L.L.C.

     In connection with its conversion of $7,729,985 of senior secured debt of the Company in December 2000, Specialty Finance Fund I, L.L.C. became the beneficial owner of 21,501,051 shares of common stock, which includes warrants to purchase 8,729,985 shares of common stock and preferred stock convertible into 12,771,066 shares of common stock (assuming a conversion price of $.75 per share). Assuming all of such warrants were exercised and all such shares of preferred stock were converted, this would represent 52.5% of the outstanding voting securities of the Company as of October 1, 2001. The ownership of such a percentage of the Company's voting securities may be deemed to be the ownership of a controlling interest in the Company.

Prudential Insurance Company of America

     In December 2000, the Company finalized the restructuring of its subordinated debt with Prudential Insurance Company of America ("Prudential"). A portion of the approximately $41,000,000 of Prudential's aggregate claim was restructured through the issuance of warrants to purchase 8,800,000 shares of common stock of the Company and preferred stock convertible into 7,225,942 shares of common stock of the Company. As a result of the restructuring, Prudential became the beneficial owner of 19,190,942 shares of common stock, which includes warrants representing the right to purchase 3,165,396 shares of common stock previously owned by Prudential.

     Assuming all of such warrants were exercised and all such shares of preferred stock were converted, this would represent 46.9% of the voting securities of the Company. The ownership of such a percentage of the Company's voting securities may be deemed to be the ownership of a controlling interest in the Company.

     In addition, Prudential has had the right since July 2001 to have one representative on the Company's board of directors until such time as Prudential shall have transferred all of the securities held by it or they are no longer outstanding.

                        PROPOSAL I: ELECTION OF DIRECTORS

     The business and affairs of the Company are managed by the board of directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws of the Company provide that the entire board of directors shall be not less than one nor more than ten, with the then authorized number of directors being fixed from time to time solely by or pursuant to a resolution passed by the board of directors. The size of the board of directors is currently fixed at eight members.

     The Certificate of Incorporation of the Company divides the board of directors into three classes with each class serving a three year term. At the meeting, three directors will be elected for a term of three years. Directors are elected to serve until the annual meeting of stockholders for the year in which their term expires and until their successors have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors are elected by plurality vote and cumulative voting is not permitted. All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the board of directors, except where authorization so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the board of directors. Proxies cannot be voted for a greater number of persons than the number of nominees for the office of director named below.

     The nominees of the board of directors for directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. All the nominees are presently directors of the Company and have served continuously as directors since the date of their first election to the board of directors.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE "FOR" THE NOMINEES LISTED BELOW

Name of             Year First Elected  Position and Offices
Nominee        Age       Director         with the Company    Class     Term
-------------  ---  ------------------  --------------------  -----  -----------

Larry H.        54         1997         Chairman of the       I      Three years
Ramming                                 Board of Directors
                                        and Chief Executive
                                        Officer

Thomas L.       56         1998         Director; Vice        I      Three years
Easley                                  President and Chief
                                        Financial Officer
                                        from July 29, 1997
                                        until February 7,
                                                        2000

E. J. DiPaolo   48         1999         Director              I      Three years


     There are no family relationships between any of the nominees or between any of the nominees and any other directors or executive officer of the Company.

                                OTHER INFORMATION

                             NOMINEES FOR DIRECTORS

     Larry H. Ramming, age 54, has served as the Chairman of the Board and Chief Executive Officer of the Company since the acquisition of IWC Services, Inc. by the Company on July 29, 1997. Mr. Ramming serves as a Class I Director for a term that will expire on November 29, 2001. For the last 15 years, Mr. Ramming was actively involved in mortgage banking and the packaging and resale of mortgage notes, consumer loans and other debt instruments. In addition, Mr. Ramming has been an active venture capital investor.


     Thomas L. Easley, age 56, served as Vice President and Chief Financial Officer of the Company since the acquisition of IWC Services by the Company on July 29, 1997 through February 7, 2000, at which time he resigned to pursue another business activity. Mr. Easley has served as a director since March 25, 1998. Mr. Easley serves as a Class I Director for a term that will expire on November 29, 2001. From May 1995 through July 1996, Mr. Easley served as Vice President and Chief Financial Officer of DI Industries, Inc. a publicly held oil and gas drilling contractor with operations in the U.S., Mexico, Central America and South America. Previously, from June 1992 through May 1995, he served as Vice President, Finance of Huthnance International, Inc., a closely held offshore oil and gas drilling contractor. Since February 7, 2000, Mr. Easley has served as Executive Vice President-Finance & Administration of Grant Geophysical, Inc., a closely-held seismic data acquisition and processing company.

     E. J. "Jed" DiPaolo, age 48, has served as a director since May 1999. Mr. DiPaolo serves as a Class I Director for a term that will expire November 29, 2001. Mr. DiPaolo also serves on the Audit Committee. Mr. DiPaolo is Senior Vice President, Global Business Development of Halliburton Energy Services, having responsibility for all worldwide business development activities. Mr. DiPaolo has been employed at Halliburton Energy Services since 1976 in progressive positions of responsibility.

                DIRECTORS CONTINUING IN OFFICE AND KEY PERSONNEL

     Brian Krause, age 45, has served as a director of the Company since the acquisition of IWC Services (Well Control Business Unit) by the Company on July 29, 1997. Mr. Krause serves as a Class III Director for a three-year term that will expire on the date of the third annual meeting after his election in calendar year 2000. Mr. Krause brings over 19 years of well control and firefighting experience to the Company. Before joining the group that founded IWC Services, Mr. Krause was employed for 18 years by the Red Adair Company, Houston, Texas. Mr. Krause joined the Red Adair Company as a Well Control Specialist in August 1978, was promoted to Vice President in June 1989 and was again promoted to Vice President & Senior Well Control Specialist in February 1994. During his tenure with the Red Adair Company, Mr. Krause participated in hundreds of well control events worldwide. Mr. Krause, along with Messrs. Henry, Hatteberg and Clayton, resigned from the Red Adair Company in August 1994 and began the independent business activities that led to the formation of IWC Services in May 1995.

     K. Kirk Krist, age 43, has served as a director since the acquisition of IWC Services by the Company on July 29, 1997. Mr. Krist serves as a Class III Director for a three-year term that will expire on the date of the third annual meeting after his election in calendar year 2000. Mr. Krist also serves on the Audit and Compensation Committees. Mr. Krist has been a self-employed oil and gas investor and venture capitalist since 1982.

     Jerry L. Winchester, age 42, has served as a director since July 1997. Mr. Winchester serves as a Class II Director for a two-year term that will expire on the date of the second annual meeting after his election in calendar year 2000. Mr. Winchester also serves on the Compensation Committee. Mr. Winchester has served as President and Chief Operating Officer of the Company since November 1, 1998. Before assuming these positions, Mr. Winchester was employed by Halliburton Energy Services since 1981 in positions of increasing responsibility, most recently as Global Manager - Well Control, Coil Tubing and Special Services.

     W. Richard Anderson, age 48, has served as a director since August 1999. Mr. Anderson serves as a Class II Director for a two-year term that will expire on the date of the second annual meeting after his election in calendar year 2000. Mr. Anderson also serves on the Audit Committee. Mr. Anderson is the President, Chief Financial officer and a director of Prime Natural Resources, a closely-held exploration and production company. Prior to his employment at Prime, he was employed by Hein & Associates LLP, a certified public accounting firm, where he served as a partner from 1989 to January 1995 and as a managing partner from January 1995 until October 1998.

     Tracy Scott Turner, age 41, has served as a director since November 2000. Mr. Turner serves as a Class II Director for a two-year term that will expire on the date of the second annual meeting after his election in calendar year 2000. Mr. Turner is also currently a principal at Geneva Associates, L.L.C., a merchant bank. In addition, Mr. Turner is the founding principal of Interra Ventures, L.L.C., a merchant bank which focuses on telecommunications and energy related investments. From 1993 to 1996, Mr. Turner served as a Senior Vice President of the Private Placement Group for ABN AMRO Bank. From 1986 to 1993, he was a Managing Director in the Private Placement Group for Canadian Imperial Bank of Commerce. Mr. Turner has an investment in and sits on the board of directors of Rio Bravo Exploration and Production. He also currently sits on the board of directors of Vertaport, Inc., Early Warning Corporation and Clean Air Research and Environmental and is a principal of Turner Land and Cattle Company and Southern Capital Partners, L.L.C. Mr. Turner is a managing member of Specialty Finance Fund I, L.L.C.

     Dewitt H. Edwards, age 43, has served as Executive Vice President of the Company since September 1, 1998 and has served as Corporate Secretary since April 2000. Before assuming these positions, Mr. Edwards served in progressive positions of responsibilities with Halliburton Energy Services from 1979 to 1998, most recently as Operations Manager - North American Region Resources Management.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of the Forms 3, 4, and 5 presented to it, the Company believes that the following individual has failed to file the following reports on a timely basis:

     K. Kirk Krist has failed to file three Forms 4 reporting the sale of an aggregate of 141,400 shares of common stock in nine transactions.

                          COMMITTEES AND BOARD MEETINGS

     As permitted by the Bylaws of the Company, the board of directors has designated from its members a compensation committee and an audit committee. The Company does not have a standing nominating committee of the board of directors or any other committee that performs a similar function. During 2000, the board of directors held (4) four meetings. All directors attended 100% of such meetings held during the period in which such director served. The current committees of the board of directors, the composition and functions thereof and the number of meetings held in 2000 are as set forth below:

     Compensation Committee. In 2000, the Compensation Committee consisted of K. Kirk Krist and Jerry L. Winchester, with Tracy S. Turner joining later in the year. The committee met five (5) times during 2000. The compensation committee, which is chaired by Mr. Krist, administers the Company's stock option plans, and in this capacity makes all option grants or awards to employees, including executive officers, under the plans. In addition, the compensation committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company's chief executive officer and its other executive officers and for establishing compensation and employee benefit policies.

     Audit Committee. In 2000, the members of the audit committee were W. Richard Anderson, K. Kirk Krist and E.J. "Jed" DiPaolo. All members of the committee are "independent" as such term is defined in Section 121(A) of the American Stock Exchange's listing standards. During 2000, the audit committee met (3) three times. The role of the committee is to review, with the Company's auditors, the scope of the audit procedures to be applied in the conduct of the annual audit as well as the results of the annual audit. On June 13, 2000, the board or directors adopted a charter for the audit committee.

                             AUDIT COMMITTEE REPORT

     We have reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000, with the Company's management. We have also discussed with Arthur Andersen LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ' 380), as may be modified or supplemented, and have received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented. We have also discussed with Arthur Andersen LLP its independence. Based on the above review and discussions, we recommend to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                  The  Audit  Committee:

                      W. Richard Anderson
                      K. Kirk Krist
                      E. J. "Jed" DiPaolo

Audit  Fees

     The aggregate fees billed of professional services rendered by Arthur Andersen LLP for the audit of the Company's annual financial statements for fiscal year 2000 totaled $371,300.00.

Financial Information Systems Design and Implementation Fees

     No professional services fees were billed for financial information system design and implementation.

All  Other  Fees

     No other fees were billed for services rendered in year 2000 by Arthur Andersen LLP, for services other than those covered in the paragraphs above headed Audit Fees and Financial Information Systems Design and Implementation Fees.

Audit  Committee  Consideration

     The Company's Audit Committee considered whether Arthur Andersen LLP's provision of Financial Information Systems Design and Implementation Fees and All Other Fees as reported above is compatible with maintaining Arthur Andersen's independence as the Company's principal independent accounting firm.

Work Performed by Principal Accountant's Full Time, Permanent Employees

     Arthur Andersen's work on the Company's audit was performed by full time, permanent employees and partners of Arthur Andersen.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table below sets forth the cash and non-cash compensation information for the years ended December 31, 1998, 1999, and 2000 for the Chief Executive Officer and the two other executive officers whose salary and bonus earned for services rendered to the Company exceeded $100,000 for the years then ended.

                                 SUMMARY COMPENSATION TABLE

                                    Annual  Compensation       Long-Term  Compensation
                                    --------------------  ------------------------------------
                                                                   Awards             Payouts
                                                          -------------------------  ---------
                                                 Other                  Securities
Name                                             Annual   Restricted    Underlying              All Other
And                                             Compen-      Stock       Options/      LTIP      Compen-
Principal                  Salary     Bonus      sation    Award(s)        SARs       Payouts     sation
Position            Year    ($)        ($)        ($)         ($)          (#)          $)         ($)
------------------  ----  --------  ----------  --------  -----------  ------------  ---------  ----------
Larry H. Ramming    2000   298,125  174,402(l)                         1,200,000(2)             174,402(5)
 Chairman, Chief    1999   280,624
 Executive Officer  1998   287,000
 and Chief
 Financial Officer

Jerry Winchester    2000   262,000                                       418,000(3)               3,109(6)
 President          1999   262,000
                    1998    43,666


Dewitt H. Edwards   2000   170,333                                       408,000(4)               3,109(6)
 Executive Vice     1999   162,000
 President          1998    54,000

     _______________________

     (1) Represents the fair market value of 1,500 shares of Series C Preferred Stock of the Company and a warrant to purchase 150,000 shares of common stock at $0.75 per share issued for performance during 1999 and 2000. The fair market value was determined to be the face value for each share of Series C Preferred Stock ($100). A Black-Scholes model using the assumptions as set forth in Note I to the Financial Statements included herein was used to determine the fair market value of the warrants.
     (2) Excludes reissuance of option to purchase 900,000 shares of common stock in exchange for option to purchase 750,000 shares of common stock. See "Ten Year Option/SAR Repricing Table."
     (3) Excludes reissuance of option to purchase 1,080,000 shares of common stock in exchange for option to purchase 1,000,000 shares of common stock. See "Ten Year Option/SAR Repricing Table."
     (4) Excludes reissuance of option to purchase 108,000 shares of common stock in exchange for option to purchase 100,000 shares of common stock. See "Ten Year Option/SAR Repricing Table."
     (5) Represents the fair market value of 1,500 shares of Series C Preferred Stock of the Company and a warrant to purchase 150,000 shares of common stock at $0.75 per share issued in satisfaction of certain benefit obligations under Mr. Ramming's employment agreement. Also includes a $109 term life insurance premium payment. The fair market value on the date of grant was determined as set forth in Note (1).
     (6) Employer matching contribution to 401(k) plan account of $3,000 and $109 term life insurance premium payment.

     The following table sets forth additional information with respect to stock options granted in 2000 to the named Executive Officers.

                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                         -------------------------------------

                                                                                              Individual Grants
                                                                                             Potential Realizable
                                                                                               Value at Assumed
                                                                                        Annual Rates of Stock  Price
                                                                                      Appreciation for Option Term (8)
                                                                                      ---------------------------------
                       Number of      Percent of                Market
                       Securities   Total Options/    Exer-     Price
                       Underlying    SARs Granted    cise or   at Date                                      Grant Date
                        Options/     to Employees      Base       of                                           Value
                          SARs         in Fiscal      Price     Grant    Expiration      5%        10%          0%
Name                    Granted          Year          ($)       ($)        Date        ($)        ($)          ($)
--------------------  ------------  ---------------  --------  --------  -----------  --------  ----------  -----------

Larry H. Ramming (1)   900,000(2)               35%      0.75      0.50     5/03/09    23,099     386,076     (225,000)
                       750,000(3)                        0.75      1.25   2/15/10(5)  964,589   1,869,134    375,000(9)
                          150,000                        0.75      1.25     2/15/10   192,918     373,827       75,000
                          150,000                        0.75      0.50     6/27/05   (17,069)     (2,154)     (37,500)
                          150,000                        0.75     0.625     8/24/05     1,163      19,808       18,750)

Jerry Winchester      1,080,000(2)              26%      0.75      0.50     9/09/08   (50,166)    242,307     (270,000)
                        250,000(3)                       0.75      1.25   2/15/10(6)  321,529     623,045    125,000(9)
                          150,000                        0.75      1.25     2/15/10   192,918     373,827       75,000
                           55,000                        0.75      0.50     4/25/05    (6,259)       (790)     (13,750)
                          18,00(4)                       0.75      0.50     4/25/05    (2,048)       (322)      (4,500)

Dewitt H. Edwards       108,000(2)               7%      0.75      0.50     8/21/08    (5,016)     24,131      (27,000)
                        150,000(3)                       0.75      1.25   2/15/10(7)  192,918     373,827     75,000(9)
                          150,000                        0.75      1.25     2/15/10   192,918     373,827       75,000

     _______________________

     (1) Table does not include grants of 3,000 shares of preferred stock to Mr. Ramming, such shares being convertible into approximately 400,000 shares of common stock as of the date hereof.
     (2) Reissuance for surrender of option in exchange for the Company's promise to reissue an option for 120% of the number of vested shares underlying the surrendered option upon an increase in the authorized shares of common stock of the Company.
     (3)  Issued  pursuant  to  terms  of  employment  agreement.
     (4) Reissuance for surrender of option received as outside director in 1997 in exchange for the Company's promise to reissue an option for 120% of the number of vested shares underlying the surrendered option upon an increase in the authorized shares of common stock of the Company.
     (5) Expires on the earlier of the ten year anniversary date of issuance February 15, 2010, 30 days after termination of employment by reason of death or disability, the date of termination of employment for cause, or 30 days after termination for any other reason. Vests in increments of 150,000 shares annually.
     (6) Expires on the earlier of the ten year anniversary date of issuance February 15, 2010, 30 days after termination of employment by reason of death or disability, the date of termination of employment for cause, or 30 days after termination for any other reason. Vests in increments of 50,000 shares annually.
     (7) Expires on the earlier of the ten year anniversary date of issuance February 15, 2010, 30 days after termination of employment by reason of death or disability, the date of termination of employment for cause, or 30 days after termination for any other reason. Vests in increments of 30,000 shares annually.
     (8) The assumed values result from the indicated rates of stock price appreciation starting from the market price on the date of grant and continuing for the duration of the option, subject to any vesting schedule. The actual value of the option grants is dependent on future performance of the common stock. There is no assurance that the values reflected in this table will be achieved. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.
     (9) Option is subject to an annual vesting schedule and was not exercisable for any shares of common stock on the date of grant.

     In May 2000, Messrs. Ramming, Winchester and Edwards agreed to surrender options issued to them pursuant to the terms of their employment agreements in exchange for a promise by the Company to reissue options on the same terms when shares became available to do so. Additionally, the Company promised that the new options would be issued for 120% of the surrendered option shares and would be issued at the market price on the date of surrender. The following table reflects the terms of this reissuance.

                                                                                             Length of
                                  Number of           Market                                  Original
                                  Securities         Price of       Exercise                   Option
                             Underlying Options/     Stock at       Price at                    Term
                                    SAR's             Time of        Time of        New      Remaining
                                 Repriced or       Repricing or   Repricing or   Exercise    at Date of
                                   Amended           Amendment      Amendment      Price    Repricing or
Name                 Date            (#)                ($)            ($)          ($)      Amendment
------------------  -------  --------------------  -------------  -------------  ---------  ------------

Larry H. Ramming    4/17/00               900,000            .50           1.55       0.75       9 years
 Chairman, Chief
 Executive Officer
 and Chief
 Financial officer

Jerry Winchester    4/17/00             1,080,000            .50           1.91        .75       8 years
 President

Dewitt H. Edwards   4/17/00               108,000            .50           3.29        .75       8 years
 Executive Vice
 President

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the board of directors of the Company in fiscal year 2000 was composed of K. Kirk Krist, Jerry L. Winchester and Tracy S. Turner. In fiscal year 2000, Mr. Winchester served as the President and Chief Executive Officer of the Company and Messrs. Krist and Turner served as directors of the Company. During fiscal year 2000, the Company received approximately $8,700,000 in funds from the purchase of participation interests in its senior secured credit facility with Comerica from the investment group, Specialty Finance Fund I, LLC, a group of which Mr. Turner is a managing member. See "Certain Relationships and Related Transactions - Transactions with Specialty Finance fund I, LLC."

     During fiscal year 2000, none of the Company's executive officers served as a board member or member of a compensation committee or similar body for another company that had an executive officer serving as a member of the Company's Board of Directors or compensation committee.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for administering the Company's stock option plans, making recommendations to the Board of Directors with respect to the compensation of the Company's chief executive officer and its other executive officers and for establishing compensation and employee benefit policies, has furnished the following report on executive compensation.

     Determination of Executive Compensation. The objectives of the compensation committee in determining executive compensation are to retain and reward qualified individuals serving as our executive officers. To achieve these objectives, the committee relies primarily on salary, annual bonuses (awardable either in stock or cash) and awards under the Company's various stock option plans. In making its decisions, the committee takes into account the conditions within our industry, our income statement and cash flow and the attainment of any designated business objectives. Individual performances are also reviewed, taking into account the individual's responsibilities, experience and potential, his or her period of service and current salary and the individual's compensation level as compared to similar positions at other companies. The committee's evaluation of these considerations is, for the most part, subjective and, to date, it has not established any specific written compensation plans or formulas pursuant to which the executive officers, annual compensation is determined. The Company's executive officers have been compensated to date pursuant to their respective employment agreements.

     Determination of the Chief Executive Officer's Compensation. As Chief Executive Officer, Mr. Ramming is compensated pursuant to an employment agreement described under "Employment Agreements" below. Mr. Ramming's compensation to date, including the Employment Contract entered into effective April 1, 1999, has been based on previously completed equity and debt financing and business acquisitions in which Mr. Ramming played a critical role, as well as Mr. Ramming's extensive involvement in financing efforts.

                   The  Compensation  Committee:

                        Jerry L. Winchester
                        K. Kirk Krist
                        Tracy S. Turner

                             EMPLOYMENT ARRANGEMENTS

     Mr. Ramming, the Company's Chairman, Chief Executive Officer and Chief Financial Officer, through 1997 was actively involved in a number of independent business activities and through such date did not devote his full time to the affairs of the Company. Mr. Ramming executed effective as of August 1, 1997, a one year employment agreement with the Company which allowed for his outside activities provided that he devoted such time to the Company's affairs as was reasonably necessary for the performance of his duties, with such activities not to be competitive with the Company's business and not to materially adversely affect his performance as an officer and director of the Company. Through December 31, 1997 Mr. Ramming's employment arrangement provided for an annual salary of $125,000 and an annual automobile allowance of $12,000. Effective January 1,1998, Mr. Ramming agreed to prospectively curtail all material outside business activities and under this interim employment arrangement, his annual salary was increased to $275,000. A five-year contract, effective April 1, 1999, was entered into with Mr. Ramming, which provided for an annual salary of $300,000 and an annual automobile allowance of $18,000. In August 1999, as a result of the Company's financial condition, Mr. Ramming voluntarily agreed to a deferral of payment of 25% of his monthly salary and vehicle allowance. Such deferral continued though May 2000. In connection with the employment contract entered in 1999, Mr. Ramming was granted an option to purchase up to 750,000 shares of the Company's common stock at a per share price of $1.55 (85% of the last bid price of such common stock on the American Stock Exchange on the date immediately preceding the contract effectiveness date). The options vest ratably over five years at the anniversary date of the employment contract, conditioned upon continued employment at the time of each vesting and subject to immediate vesting based upon change of control which occurred.

     In May 2000, Mr. Ramming agreed to the cancellation of this option to provide additional available shares of common stock for warrants to be issued in connection with additional financings. The Company agreed to reissue to Mr. Ramming such option in the future, plus a twenty percent premium in the number of option shares at then current market prices subject to availability of authorized and unissued or committed common shares.

     Mr. Winchester serves as President and Chief Operating Officer of the Company. Mr. Winchester's employment agreement, which was effective as of November 1, 1998, provides for an annual salary of $250,000 and an annual automobile allowance of $12,000. In addition, Mr. Winchester was granted an option to purchase up to 1,000,000 shares of common stock of the Company at a per share price of $1.91 (85% of the last bid price of such common stock on the American Stock Exchange on the date immediately preceding the contract effectiveness date). 200,000 of such options vested upon execution of this contract. The balance vests at the rate of 200,000 options per year at the anniversary date, conditioned upon continued employment at the time of each vesting. In May 2000, Mr. Winchester agreed to the cancellation of this option in order to provide additional available shares of common stock for warrants to be issued in connection with additional financings. The Company agreed to reissue to Mr. Winchester such option in the future, plus a twenty percent premium in the number of option shares at the current market prices subject to availability of authorized and unissued or committed common stock.

     Mr. Edwards serves as Executive Vice President of the Company. Mr. Edwards, employment agreement, which was effective as of September 1, 1998, provides for an annual salary of $150,000 and an annual automobile allowance of $12,000. In addition, Mr. Edwards was granted an option to purchase up to 100,000 shares of common stock of the Company at a per share price of $3.29 (85% of the last bid price of such common stock on the American Stock Exchange immediately preceding the contract effectiveness date). 20,000 of such options vested upon execution of this contract. The balance vests at the rate of 20,000 options per year at the anniversary date, conditioned upon continued employment at the time of each vesting. In May 2000, Mr. Edwards agreed to the cancellation of this option in order to provide additional available shares of Common Stock for warrants to be issued in connection with additional financings. The Company agreed to reissue to Mr. Edwards such option in the future, plus a twenty percent premium in the number of option shares at then current market prices subject to availability of authorized and unissued or committed common shares.

                            COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not generally receive a retainer or fees for service on the board or any committees. Directors who are not employees of the Company receive a fee of $1,000 for attendance at each meeting of the Board or special committee meeting. Both employee and non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or committees and for other reasonable expenses related to the performance of their duties as directors. In addition, pursuant to the 1997 Outside Directors' Option Plan, each non-employee director on the date of his or her election to the Board of Directors automatically will be granted a stock option to purchase 15,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. The plan also provides for the automatic additional grant to each non-employee director of stock options to purchase 15,000 shares of common stock for each year the non-employee director serves on the Board.

     Beginning in 1999 and continuing through 2000, the board of directors initiated efforts to alleviate the Company's liquidity problems and to improve its overall capital structure by endeavoring to restructure the Company's debt and equity positions. The program involved a series of steps designed to raise new operating capital, sell assets of certain subsidiaries, retire and modify the Company's existing senior debt, restructure its subordinated debt and increase its shareholders, equity. The Board agreed that the implementation of this program would require additional time, effort and responsibility from the Company's executive officers and its Board of Directors. Additionally, the Board recognized that, due to the scope of the challenges faced by the Company with its current debt and liquidity problems, and the high probability that the Company might not be successful in its reorganization efforts, the board as a whole, the Chief Executive officer and the Company's executive management faced increased risk and liabilities in the event of failure. The board of directors instructed the compensation committee to review and determine, in light of this program and the increased risks incurred, the most effective means in which to compensate and provide incentives for the board as a whole, the Chief Executive officer, the Company's executive management and it's non-employee outside directors.

     In July 2000, the compensation committee agreed that in lieu of cash relating to outside directors, compensation of $1,000.00 per meeting and to incentivize Board members and management in connection with the effort required and increased liabilities incurred in connection with the initiatives of the restructuring plan, that compensation for these items be accomplished through the issuance of Series C Cumulative Convertible Junior Preferred Stock and associated warrants to the Company's non-employee directors, and that for leading the initiative of the restructuring program that the Chief Executive Officer, Larry H. Ramming, also be issued Series C Cumulative Convertible Junior Preferred Stock and associated warrants, and, finally, that each member of the Board be issued an option to purchase common stock of the Company. This compensation method was ultimately adopted and resulted in the issuance of 750 shares of Series C Cumulative Convertible Junior Preferred Stock and warrants to purchase 75,000 shares of common stock at $0.75 per share to K. Kirk Krist, E.
J. "Jed" DiPaolo, William R. Anderson and Thomas Easley, 1,500 shares of Series C Cumulative Convertible Junior Preferred Stock and warrants to purchase 150,000 shares of the Company's common stock at $0.75 per share to Larry H. Ramming, and an option to purchase 150,000 shares of common stock at $0.75 per share to each of K. Kirk Krist, E. J. "Jed" DiPaolo, William R. Anderson, Thomas Easley, Larry
H. Ramming, Jerry Winchester and Dewitt H. Edwards, in recognition of the additional duties required of him in his capacity of Secretary to the Company and the Board of Directors.

     1997  Outside  Directors'  Option  Plan. On November 12, 1997, the Board of
Directors of the Company adopted the 1997 Outside Directors' Option Plan (the "Directors' Plan") and the Company's stockholders approved such plan on December 8, 1997. The Directors' Plan provides for the issuance each year of an option to purchase 15,000 shares of Common Stock to each member of the Board of Directors who is not an employee of the Company. The purpose of the Directors, Plan is to encourage the continued service of outside directors and to provide them with additional incentive to assist the Company in achieving its growth objectives. Options may be exercised over a five-year period with the initial right to exercise starting one year from the date of the grant, provided the director has not resigned or been removed for cause by the Board of Directors prior to such date. After one year from the date of the grant, options outstanding under the Directors' Plan may be exercised regardless of whether the individual continues to serve as a director. Options granted under the Directors' Plan are not transferable except by will or by operation of law. Options to purchase 192,000 shares of Common Stock have been granted under the Directors Plan at an exercise price of $0.75 per share.

     In May 2000, the directors agreed to the cancellation of their options in order to provide additional available shares of common stock for warrants to be issued in connection with additional financing. The Company agreed to reissue such options in the future, plus a twenty percent premium to the number of option shares at then current market prices subject to availability of authorized and issued or committed common shares.

     The following graph compares the Company's total stockholder return on its common stock for the years ended December 31, 1997, 1998, 1999 and 2000 with the Standard & Poors' 500 Stock Index and the Standard & Poors' Energy Composite Index over the same period.


                               [GRAPHIC OMITTED]

                                                12/97   12/98   12/99   12/00
                                                ------  ------  ------  ------

Boots & Coots International Well Control, Inc.  100.00   77.40   11.29   12.90

S&P 500 Index                                   100.00  128.60  153.67  138.18

S&P Energy Composite Index                      100.00  100.50  118.40  137.06

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth, as of October 1, 2001, information regarding the ownership of Common Stock of the Company owned by each person (or "group" within the meaning of Section 13(d)(3) of the Security Exchange Act of
1934) known by the Company to own beneficially more than 5% of the Common Stock;
(ii) each director of the Company, (iii) each of the named executive officers and (iv) all executive officers and directors of the Company as a group.

NAME AND ADDRESS OF                               AMOUNT AND NATURE OF
BENEFICIAL OWNER (1)                                BENEFICIAL OWNER     PERCENT OF CLASS
------------------------------------------------  ---------------------  -----------------
Larry H. Ramming                                          5,627,000 (2)              13.7%

Brian Krause                                                266,700 (3)                 *

Jerry L. Winchester                                         492,000 (4)               1.2%

K. Kirk Krist                                               961,332 (5)               2.3%

Thomas L. Easley                                            340,000 (6)                 *

Dewitt H. Edwards                                           300,000 (7)                 *

E.J. DiPaolo                                                358,000 (8)                 *

W. Richard Anderson                                         368,000 (8)                 *

Tracy S. Turner                                      1,354,166 (9) (10)               3.3%

Specialty Finance Fund I, L.L.C.                        21,501,051 (11)              52.5%

Prudential Insurance Company of America                 19,190,942 (12)              46.9%

All Executive officers and directors as a group
 (nine persons)                                             10,175,198               24.8%

____________________________
     *    Less  than  1%

     (1) Unless otherwise noted, the business address for purposes hereof for each person listed is 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056. Beneficial owners have sole voting and investment power with respect to the shares unless otherwise noted.

     (2) Includes warrants and options to purchase 4,025,000 shares of common stock and preferred stock convertible into 1,500,000 shares of common stock. Of this number, options and/or warrants convertible into 2,975,000 shares of common stock and preferred stock convertible into 1,300,000 shares of common stock are owned by the Ramming Family Limited Partnership, of which Larry H. Ramming is a controlling person.

     (3) Includes warrants and options to purchase 266,700 shares of common stock.

     (4) Includes warrants and options to purchase 488,000 shares of common stock.

     (5) Includes warrants and/or options to purchase 286,500 shares of common stock and preferred stock convertible into 100,000 shares of common stock.

     (6) Includes warrants and options to purchase 240,000 shares of common stock and preferred stock convertible into 100,000 shares of common stock.

     (7)  Includes  options  to  purchase  300,000  shares  of  common  stock.

     (8) Includes warrants and options to purchase 258,500 shares of common stock and preferred stock convertible into 100,000 shares of common stock.

     (9) Includes warrants and/or options to purchase 1,237,500 shares of common stock.

     (10) Tracy S. Turner may also be deemed to beneficially own all of the shares owned by Specialty Finance Fund I, L.L.C., as a Managing Member.


     (11) Includes warrants to purchase 8,729,985 shares of common stock and preferred stock currently convertible into 12,771,066 shares of common stock.

     (12) Includes warrants to purchase 11,965,396 shares of common stock and preferred stock convertible into 7,225,942 shares of common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Specialty Finance Fund I, LLC

     During the year ended December 31, 2000, the Company received approximately $8,700,000 in funds from the purchase of participation interests in its senior secured credit facility with Comerica from the investment group, Specialty Finance Group I, LLC, a group of which Tracy S. Turner is a managing member. In connection with this financing, the Company issued 147,058 shares of common stock and warrants representing the right to purchase an aggregate of 8,729,985 shares of common stock of the Company to Specialty Finance Fund I. LLC, and warrants to purchase an aggregate of 3,625,000 shares of common stock to the investment group that arranged the financing, including warrants to purchase an aggregate of 736,667 shares of common stock to Tracy S. 'Turner. On December 28, 2000, $7,729,985 of the participation interest, plus $757,315 in accrued interest thereon, was exchanged for 89,117 shares of Series H Cumulative Senior Preferred Stock in the Company. The remaining $1,000,000 of the participation interest was outstanding as senior secured debt as of December 31, 2000.

                     STOCKHOLDER PROPOSALS AND OTHER MATTERS

     Stockholders who wish to present proposals for action at the 2002 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this proxy statement. Proposals must be received by the Company no later than April 15, 2002 for inclusion in next year's proxy statement and proxy card.

     The board of directors does not intend to present any other matters at the meeting and knows of no other matters that will be presented; however, if any other matter properly comes before the meeting, the persons named in the enclosed proxy intend to vote thereon according to their best judgment.

                              INDEPENDENT AUDITORS

     The board of directors has retained the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2001. Arthur Andersen LLP has served as the Company's accountants since January 1999. It is expected that a member of Arthur Andersen LLP will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                                  ANNUAL REPORT

           The Company has provided without charge to each person whose proxy is solicited hereby a copy of the 2000 Annual Report of the Company, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (including the consolidated financial statements) filed with the SEC. Additional copies of the Annual Report may be obtained without charge upon written request to the Company, Boots & Coots International Well Control, Inc., 777 Post Oak Boulevard, Suite 800, Houston, Texas 77056 Attention: Corporate Secretary.

                                     By Order of the Board of Directors



                                     DEWITT  H.  EDWARDS
                                     Corporate  Secretary
                                     and  Executive  Vice  President